SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 19, 2016

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced first quarter 2016 results through March 31, 2016.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Exhibits

--------

Exhibit 99.1

Press release dated April 19, 2016, announcing the first quarter 2016 results through March 31, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: April 19, 2016

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FIRST QUARTER OF 2016

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported a first quarter 2016 net loss available to common shareholders of $1,282,000, or ($0.07) per diluted common share, due primarily to an increased provision for loan losses.  This net loss is consistent with the information previously disclosed in an 8K filed on March 31, 2016.  In the first quarter of 2015, net income available to common shareholders totaled $1,316,000, or $0.07 per diluted common share.  The following table highlights the Company’s financial performance for the quarters ended March 31, 2016 and 2015:

	First Quarter 2016	First Quarter 2015	$ Change	% Change

Net income (loss)	($1,267,000)	$1,369,000	($2,636,000)	(192.5%)
Net income (loss) available to common shareholders	($1,282,000)	$1,316,000	($2,598,000)	(197.4%)
Diluted earnings per share	($ 0.07)	$ 0.07	($ 0.14)	(200.0%)

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the first quarter 2016 financial results: “The net loss that we reported in the first quarter of 2016 was caused by an increased provision for loan losses that was needed to resolve our only meaningful direct loan exposure to the energy industry.  While I am disappointed with this loss, the Company’s overall loan portfolio quality continues to be strong.  Additionally, we achieved several meaningful positive accomplishments in the first quarter of 2016 which included the pay-off of $21 million of SBLF preferred stock, continued year over year growth in both loans and deposits, and the identification of further non-interest expense savings which will benefit earnings in future quarters.  I expect that AmeriServ Financial will return to more typical profitability levels in the second quarter of 2016.”

The Company’s net interest income in the first quarter of 2016 decreased by $376,000, or 4.2%, when compared to the first quarter of 2015.  The Company’s net interest margin of 3.30% for the first quarter of 2016 was 27 basis points lower than the net interest margin of 3.57% for the first quarter 2015 and was consistent with the 3.30% margin reported for the more recent fourth quarter 2015 performance.  The reduction in net interest income is a direct result of net interest margin compression that is prevalent in the banking industry along with the interest expense associated with the Company’s late fourth quarter 2015 issuance of subordinated debt.  The prolonged low interest rate environment that exists in the economy, along with intense market competition for loans, more than offset the Company continuing to grow earning assets and control its cost of funds through disciplined deposit pricing.  Specifically, the earning asset growth occurred in the loan portfolio as total loans averaged $881 million in the first quarter of  2016  which is $39.5  million, or  4.7%,  higher  than the  $842  million average  for the first quarter of 2015.  This loan growth reflects the successful results of the Company’s business development efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans particularly through its loan production offices.  Despite this meaningful loan growth experienced between years, loan interest income increased modestly by $9,000, or 0.1%.  Interest income on investments in 2016 also returned to a more normal level after the Company benefited from a special dividend from the FHLB of Pittsburgh in 2015.  Overall, total interest income decreased by $101,000, or 1.0%, between years.

Total interest expense for the first quarter of 2016 increased by $275,000, or 17.3%, due to a higher level of both borrowings and deposit interest expense.  The Company experienced a $195,000 increase in the interest cost for borrowings in the first quarter of 2016 with $129,000 of this increase attributable to the Company’s recent subordinated debt issuance.  Specifically, the Company issued $7.65 million of subordinated debt which has a 6.50% fixed interest rate in late December 2015.  The proceeds from the subordinated debt issuance, along with other cash on hand, was used to redeem all $21 million of our outstanding SBLF preferred stock on January 27, 2016.  The remainder of the increase in interest expense was due to the December increase in the fed funds rate which had an immediate impact on the cost of overnight borrowed funds, which increased by $16 million in the first quarter of 2016.  The Company also experienced growth in deposits which we believe reflects the loyalty of our core deposit base and ongoing efforts to cross sell new loan customers into deposit products.  Specifically, total deposits averaged a record level of $910 million for the first quarter of 2016 which is $13.4 million, or 1.5%, higher than the $897 million average for the first quarter of 2015.  The Company is pleased that a meaningful portion of this deposit growth occurred in non-interest bearing demand deposit accounts.  Deposit interest expense in 2016 increased by $80,000, or 6.8%, due to the higher balance of deposits along with certain money market accounts repricing upward after the Federal Reserve fed funds interest rate increase.

The Company recorded a $3.1 million provision for loan losses in the first quarter of 2016 compared to a $250,000 provision for loan losses in the first quarter of 2015, or an increase of $2.85 million between periods.  The substantially higher than typical provision in the first quarter of 2016 was necessary to resolve the Company’s only meaningful direct loan exposure to the energy industry.  These loans are related to a single borrower in the fracking industry who had filed for bankruptcy protection in the fourth quarter of 2015.  With the bankruptcy recently changing from Chapter 11 (reorganization) to Chapter 7 (liquidation), the Company concluded that its previously established reserves on these non-accrual loans were not sufficient to cover the discounted collateral values that will result from the liquidation process.  As a result of this action, the Company also experienced heightened net loan charge-offs of $3.4 million, or 1.60% of total loans, in the first quarter of 2016 compared to net loan charge-offs of $184,000, or 0.09% of total loans, in the first quarter of 2015.  Overall, the Company continued to maintain good asset quality as its non-performing assets totaled $3.0 million, or only 0.34% of total loans, at March 31, 2016.  In summary, the allowance for loan losses provided a strong 408% coverage of non-performing loans, and 1.08% of total loans, at March 31, 2016, compared to 159% coverage of non-performing loans, and 1.13% of total loans, at December 31, 2015.

Total non-interest income in the first quarter of 2016 decreased by $275,000, or 7.4%, from the first quarter of 2015.  Decreased revenue from bank owned life insurance, mortgage loan sales, and mortgage related fees were the main factors causing the decrease.  Specifically, revenue from bank owned life insurance decreased by $196,000 after the Company received a death claim in 2015 and no such claim occurred in 2016.  Gains realized on residential mortgage loan sales into the secondary market decreased by $84,000 and mortgage related fee income declined by $52,000 due to decreased refinance activity and a reduced level of new mortgage loan originations in the first quarter of 2016.  These negative items were partially offset by the recognition of $57,000 of gains from investment security transactions in the first quarter of 2016.  The Company did not execute any sale transactions in the first quarter of 2015.  Also, trust and investment advisory fees increased modestly by $19,000 due to successful new business development efforts which more than offset fee pressure from reduced asset market values.

The Company’s total non-interest expense in the first quarter of 2016 increased by $301,000, or 2.9%, when compared to the first quarter of 2015.  The increase in professional fees was almost entirely attributable to $288,000 of non-recurring costs for legal and accounting services that were necessary to resolve a trust operations trading error.  Costs related to this trust issue were also the primary reason that other expenses increased by $76,000 between years.  Salaries and employee benefits were also up by $93,000, or 1.5%, in the first quarter of 2016 primarily due to increased health care costs and severance costs related to the previously disclosed consolidation of branches in the State College market.  Partially offsetting these higher expenses were lower levels of occupancy and equipment related costs which is reflective of the Company’s ongoing focus on reducing and controlling non-interest expenses.  Finally, due to the pre-tax loss, the Company recorded an income tax benefit of $549,000, or an effective tax rate of 30.2%, in the first quarter of 2016.  This compares to the income tax expense of $617,000, or an effective tax rate of 31.1%, for the first quarter of 2015.

The Company had total assets of $1.1 billion, shareholders’ equity of $98 million, a book value of $5.16 per common share and a tangible book value of $4.53 per common share at March 31, 2016.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status and had a tangible common equity to tangible assets ratio of 7.72% at March 31, 2016.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

March 31, 2016

(In thousands, except per share and ratio data)

(Unaudited)

2016

1QTR

PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$(1,267)
Net income (loss) available to common shareholders	(1,282)

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	(0.45)%
Return on average equity	(4.86)
Net interest margin	3.30
Net charge-offs as a percentage of average loans	1.60
Loan loss provision as a percentage of average loans	1.42
Efficiency ratio	89.24

PER COMMON SHARE:
Net income (loss):
Basic	$(0.07)
Average number of common shares outstanding	18,884
Diluted	(0.07)
Average number of common shares outstanding	18,937
Cash dividends declared	$0.01

2015

	1QTR	2QTR	3QTR	4QTR	FULL
					YEAR
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,369	$1,421	$1,833	$1,374	$5,997
Net income available to common shareholders	1,316	1,369	1,781	1,321	5,787

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.51%	0.52%	0.66%	0.49%	0.54%
Return on average equity	4.80	4.88	6.15	4.56	5.10
Net interest margin	3.57	3.45	3.52	3.30	3.49
Net charge-offs as a percentage of average loans	0.09	0.08	0.11	0.16	0.11
Loan loss provision as a percentage of average loans	0.12	0.09	0.14	0.23	0.15
Efficiency ratio	82.29	81.93	78.25	81.69	81.01

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.09	$0.07	$0.31
Average number of common shares outstanding	18,851	18,859	18,869	18,871	18,863
Diluted	0.07	0.07	0.09	0.07	0.31
Average number of common shares outstanding	18,909	18,941	18,951	18,950	18,933
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.04

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2016

1QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,121,701
Short-term investments/overnight funds	5,556
Investment securities	139,000
Loans and loans held for sale	882,410
Allowance for loan losses	9,520
Goodwill	11,944
Deposits	906,773
FHLB borrowings	88,952
Subordinated debt, net	7,424
Shareholders’ equity	97,589
Non-performing assets	3,007
Tangible common equity ratio	7.72
PER COMMON SHARE:
Book value (A)	$5.16
Tangible book value (A)	4.53
Market value	2.99
Trust assets – fair market value (B)	$1,974,180

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	317
Branch locations	16
Common shares outstanding	18,894,561

2015

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,103,416	$1,112,934	$1,110,843	$1,148,922
Short-term investments/overnight funds	10,127	9,843	14,966	25,067
Investment securities	142,010	142,448	135,013	140,886
Loans and loans held for sale	853,972	866,243	868,213	883,987
Allowance for loan losses	9,689	9,717	9,772	9,921
Goodwill	11,944	11,944	11,944	11,944
Deposits	892,676	862,902	869,899	903,294
FHLB borrowings	71,219	109,430	100,988	96,748
Subordinated debt, net	-	-	-	7,418
Shareholders’ equity	116,328	117,305	119,408	118,973
Non-performing assets	3,046	2,565	2,294	6,297
Tangible common equity ratio	7.64	7.66	7.87	7.57
PER COMMON SHARE:
Book value (A)	$5.06	$5.11	$5.21	$5.19
Tangible book value (A)	4.42	4.47	4.58	4.56
Market value	2.98	3.33	3.24	3.20
Trust assets – fair market value (B)	$2,033,573	$2,012,358	$1,935,495	$1,974,882

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	318	318	318	318
Branch locations	17	17	17	17
Common shares outstanding	18,855,021	18,861,811	18,870,811	18,870,811

NOTES:

(A)

For 2015, Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.  The Company repaid the US Treasury for the SBLF funds on January 27, 2016.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2016

1QTR
INTEREST INCOME
Interest and fees on loans	$9,465
Interest on investments	957
Total Interest Income	10,422

INTEREST EXPENSE
Deposits	1,254
All borrowings	610
Total Interest Expense	1,864

NET INTEREST INCOME	8,558
Provision for loan losses	3,100
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,458

NON-INTEREST INCOME
Trust and investment advisory fees	2,075
Service charges on deposit accounts	415
Net realized gains on loans held for sale	107
Mortgage related fees	63
Net realized gains on investment securities	57
Bank owned life insurance	167
Other income	553
Total Non-Interest Income	3,437

NON-INTEREST EXPENSE
Salaries and employee benefits	6,166
Net occupancy expense	737
Equipment expense	436
Professional fees	1,465
FDIC deposit insurance expense	179
Other expenses	1,728
Total Non-Interest Expense	10,711

PRETAX INCOME (LOSS)	(1,816)
Income tax expense (benefit)	(549)
NET INCOME (LOSS)	(1,267)
Preferred stock dividends	15
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,282)

2015

	1QTR	2QTR	3QTR	4QTR	FULL
INTEREST INCOME					YEAR
Interest and fees on loans	$9,456	$9,480	$9,718	$9,341	$37,995
Interest on investments	1,067	929	949	941	3,886
Total Interest Income	10,523	10,409	10,667	10,282	41,881

INTEREST EXPENSE
Deposits	1,174	1,171	1,174	1,233	4,752
All borrowings	415	438	458	457	1,768
Total Interest Expense	1,589	1,609	1,632	1,690	6,520

NET INTEREST INCOME	8,934	8,800	9,035	8,592	35,361
Provision for loan losses	250	200	300	500	1,250
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,684	8,600	8,735	8,092	34,111

NON-INTEREST INCOME
Trust and investment advisory fees	2,056	2,135	2,085	2,068	8,344
Service charges on deposit accounts	419	429	441	461	1,750
Net realized gains on loans held for sale	191	225	178	173	767
Mortgage related fees	115	109	87	80	391
Net realized gains on investment securities	-	28	(36)	79	71
Bank owned life insurance	363	171	684	399	1,617
Other income	568	595	576	588	2,327
Total Non-Interest Income	3,712	3,692	4,015	3,848	15,267

NON-INTEREST EXPENSE
Salaries and employee benefits	6,073	5,944	6,079	5,946	24,042
Net occupancy expense	841	718	692	690	2,941
Equipment expense	466	480	409	418	1,773
Professional fees	1,211	1,275	1,206	1,311	5,003
FDIC deposit insurance expense	167	164	174	164	669
Other expenses	1,652	1,658	1,659	1,641	6,610
Total Non-Interest Expense	10,410	10,239	10,219	10,170	41,038

PRETAX INCOME	1,986	2,053	2,531	1,770	8,340
Income tax expense	617	632	698	396	2,343
NET INCOME	1,369	1,421	1,833	1,374	5,997
Preferred stock dividends	53	52	52	53	210
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,316	$1,369	$1,781	$1,321	$5,787

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2016

2015

	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$881,063	$841,612
Short-term investment in money market funds	7,955	2,017
Deposits with banks	3,484	11,296
Total investment securities	142,161	147,652
Total interest earning assets	1,034,663	1,002,577

Non-interest earning assets:
Cash and due from banks	18,739	17,293
Premises and equipment	12,090	12,953
Other assets	67,751	70,301
Allowance for loan losses	(9,886)	(9,673)

Total assets	$1,123,357	$1,093,451

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$101,293	$ 92,926
Savings	95,303	92,490
Money market	264,433	232,542
Other time	267,805	306,050
Total interest bearing deposits	728,834	724,008
Borrowings:
Federal funds purchased and other short-term borrowings	29,449	13,484
Advances from Federal Home Loan Bank	49,135	43,581
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085
Subordinated debt	7,650	-
Total interest bearing liabilities	828,153	794,158

Non-interest bearing liabilities:
Demand deposits	181,096	172,559
Other liabilities	9,370	11,052
Shareholders’ equity	104,738	115,682
Total liabilities and shareholders’ equity	$1,123,357	$1,093,451